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                                                                   EXHIBIT 10.02

               AGREEMENT TO EXTEND AND AMEND MANAGEMENT AGREEMENT

         This Agreement to Extend and Amend Management Agreement (this "Extension and Amendment Agreement") is made as of December 17, 1999, by and between FBR Asset Investment Corporation (the "Company") and Friedman, Billings Ramsey Investment Management, Inc. (the "Manager").

         WHEREAS, the Company and the Manager are parties to that certain Management Agreement, dated as of December 17, 1997 (the "Management Agreement"); and

         WHEREAS, the Management Agreement provides in Section 12 thereof that the parties may extend the term of the Management Agreement for up to 12 months by executing a written extension; and

         WHEREAS, the parties have determined to extend the term of the Management Agreement by 12 months in accordance with Section 12 of the Management Agreement; and

         WHEREAS, the parties desire to amend the third paragraph of Section 12 of the Management Agreement;

         NOW, THEREFORE, in consideration of the mutual agreements set forth herein, the parties agree as follows:

         SECTION 1.  Definitions.  Capitalized terms used herein but not
                     -----------
otherwise defined shall have the meanings assigned to them in the Management Agreement.

         SECTION 2.  Extension. The parties hereby agree to extend the term of
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the Management Agreement by 12 months commencing on the date hereof.

         SECTION 3. Amendment. The parties hereby agree that the third paragraph
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of Section 12 of the Management Agreement is amended as follows, with double underlined text indicating added language and struck-through text indicating deleted language:

         "Notwithstanding any other provision to the contrary, this Agreement, or any extension hereof, may be terminated by the Company without cause, upon 60 days written notice, by a majority vote of the Independent Directors or by a vote of the holders of a majority of the outstanding Common Shares; provided that, in the event of such a termination without cause, (a) the base management fee and incentive management fee earned during the twelve months preceding such termination will be due and (b) Manager shall be paid a termination fee equal to the base management fee and incentive management fee earned during the twelve months ending on the final day of the calendar quarter last ending prior to the date of termination. No termination fee shall be due in the
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         event the initial term, or any extension thereof, expires and is not renewed or extended."

         SECTION 4. Other terms. Other than as expressly amended hereby, all
                    -----------
other terms, conditions and provisions of the Management Agreement shall remain in effect during the 12 month extension provided for hereby, unless the Management Agreement is amended in writing by the parties or is sooner terminated in accordance with the provisions thereof.

         IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date first written above.

FBR ASSET INVESTMENT                           FRIEDMAN, BILLINGS RAMSEY
CORPORATION                                    INVESTMENT MANAGEMENT, INC.


By: /s/ Kurt Harrington                 By: /s/ Kurt Harrington
   ------------------------                 -----------------------
Name: Kurt Harrington                          Name: Kurt Harrington
Title: Chief Financial Officer                 Title: Treasurer